Exhibit 99.1

AVEO Announces Pricing of $15.0 Million Public Offering of Common Stock

March 28, 2017

CAMBRIDGE, Mass.—(BUSINESS WIRE)—AVEO Pharmaceuticals, Inc. (NASDAQ: AVEO) today announced that it has priced an underwritten public offering of 30,000,000 shares of common stock at a price to the public of $0.50 per share, before underwriting discounts, which would result in aggregate gross proceeds of approximately $15 million. All of the shares in the offering are to be sold by AVEO. AVEO has also granted the underwriter a 30-day option to purchase up to an additional 4,500,000 shares of common stock on the same terms and conditions. Closing of the offering is expected to occur on or about March 31, 2017, subject to customary closing conditions.

Piper Jaffray & Co. is acting as the sole bookrunner for the offering.

The shares are being offered by AVEO pursuant to a shelf registration statement on Form S-3 that was filed with the Securities Exchange Commission (“SEC”) on May 7, 2015 and declared effective by the SEC on May 26, 2015. A preliminary prospectus supplement relating to, and describing the terms of, the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov.

Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, can be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, telephone: (800) 747-3924, email: prospectus@pjc.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AVEO Pharmaceuticals, Inc.

AVEO is a biopharmaceutical company dedicated to advancing a broad portfolio of targeted therapeutics for oncology and other areas of unmet medical need. The company is focused on developing and commercializing its lead candidate tivozanib, a potent, selective, long half-life inhibitor of vascular endothelial growth factor 1, 2 and 3 receptors, in North America as a treatment for renal cell carcinoma and other cancers. AVEO is seeking to leverage partnerships to develop and commercialize tivozanib in non-oncologic indications worldwide and oncology indications outside of North America, as well as to progress its pipeline of novel therapeutic candidates in cancer and cachexia (wasting syndrome).

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements, such as those, among others, relating to AVEO’s plans to consummate its proposed public offering and the intended use of proceeds therefrom. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would,” “could,” “potential,” “possible,” “hope” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that AVEO will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the proposed offering, AVEO and its business can be found under the caption “Risk Factors” included in AVEO’s Annual Report on Form 10-K for the year ended December 31, 2016, AVEO’s preliminary prospectus supplement filed with the SEC on March 28, 2017, and other filings that AVEO may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and AVEO expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Argot Partners

David Pitts, 212-600-1902

aveo@argotpartners.com